UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)
None

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
PROXY STATEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — BOARD OF DIRECTORS’ DECLASSIFICATION PROPOSAL
PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
AVAILABILITY OF FORM 10-K

HANMI FINANCIAL CORPORATION
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 27, 2009

     The 2009 Annual Meeting of Stockholders (“Annual Meeting”) of HANMI FINANCIAL CORPORATION (“Hanmi Financial”) will be held at the Wilshire Plaza Hotel, located at 3515 Wilshire Boulevard, Los Angeles, California, on Wednesday, May 27, 2009, beginning at 10:30 a.m., Pacific Standard Time, for the following purposes:
1.	Election of Directors. To elect three Directors of Hanmi Financial, each for a term of three years; provided that, if the Board of Directors’ Declassification Proposal is approved (Proposal No. 2), to elect three Directors for terms expiring at the 2010 Annual Meeting of Stockholders, and in either case, for the elected Directors to serve until their successors are elected and qualified;

2.	Board of Directors’ Declassification Proposal. To approve the proposal to amend Hanmi Financial’s Certificate of Incorporation to eliminate the provisions for the classification of Hanmi Financial’s Board of Directors and thereby provide that each person elected as a Director at the Annual Meeting and subsequent annual meetings will be elected to a term of one year and serve until their successors are elected and qualified;

3.	Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as Hanmi Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	Other Business. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.
     The agenda for the Annual Meeting also will include an overview of Hanmi Financial’s business operations and recent performance results.
     The Board of Directors has fixed the close of business on April 6, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
     You are cordially invited to attend the Annual Meeting. However, you must be a stockholder of record at the close of business on April 6, 2009 to vote at the Annual Meeting. Regardless of whether or not you will attend, please vote by signing, dating, and returning the enclosed proxy card. Properly signed proxy cards permit the proxy holders named therein to vote, in their discretion, on such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2009
     This Proxy Statement for the Annual Meeting and Hanmi Financial’s Annual Report for 2008 are available on Hanmi Financial’s website at www.hanmi.com by clicking on Investor Relations, then Corporate Governance, and then 2009 Proxy Information.

By Order of the Board of Directors,
/s/ Joseph K. Rho
Joseph K. Rho
Chairman of the Board

Los Angeles, California
April 27, 2009

HANMI FINANCIAL CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 27, 2009

     The Board of Directors of HANMI FINANCIAL CORPORATION (“Hanmi Financial”) is soliciting your proxy for use at the 2009 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Wilshire Plaza Hotel, located at 3515 Wilshire Boulevard, Los Angeles, California, on Wednesday, May 27, 2009, beginning at 10:30 a.m., Pacific Standard Time, and at any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card (“Proxy”), and other enclosures are first being mailed to stockholders on or about April 27, 2009.
Record Date
     The close of business on April 6, 2009 has been selected as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on April 6, 2009 (the “Record Date”) are entitled to vote in person or by Proxy at the Annual Meeting or any adjournments or postponements thereof. Each holder of common stock is entitled to one vote per share of such stock held. On the Record Date, there were 45,940,967 outstanding shares of Hanmi Financial’s common stock entitled to vote at the Annual Meeting.
How to Vote; Submitting Your Proxy
     You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed Proxy. By submitting your Proxy, you are legally authorizing another person to vote your shares. Your Proxy designates Joon Hyung Lee and Judith Kim to vote your shares in accordance with the voting instructions you indicate in your Proxy.
     If you submit your Proxy designating Joon Hyung Lee and Judith Kim as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Directors’ recommendations, which are described in this Proxy Statement. In addition, if any matters other than the proposals contained in this Proxy Statement are properly brought up at the Annual Meeting, then Joon Hyung Lee and Judith Kim will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board of Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.
     Your vote is very important to us. If you do not plan to attend the Annual Meeting, Hanmi Financial encourages you to read this Proxy Statement and submit your completed Proxy prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions.
     If your shares are not registered in your name, but in the “street name” of a bank, broker, or other holder of record, then such party will be entitled to vote your shares. If your shares are held in the “street name” of a bank, broker, or other holder of record and you would like to vote in person, you will need to obtain a proxy authorization from your bank, broker, or other holder of record to vote your shares.

Quorum and Voting Requirements
     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Hanmi Financial’s common stock entitled to vote at the Annual Meeting. Shares voted on a matter are treated as being present for purposes of establishing a quorum. If no directions are given, the shares represented by the Proxies will be voted “FOR” the election of the nominees for Director, “FOR” the proposal to eliminate Hanmi Financial’s classified Board of Directors, and “FOR” the ratification of Hanmi Financial’s independent registered public accounting firm. The three nominees for Director who receive the most votes will be elected; so if you check the box to “WITHHOLD AUTHORITY TO VOTE” for a particular nominee, your vote will not count either “FOR” or “AGAINST” the nominee. The individuals authorized to vote (Joon Hyung Lee and Judith Kim) may vote in their discretion upon such matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors. At the time of printing this Proxy Statement, Hanmi Financial did not have any other matters which needed to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement.
Broker Non-Votes and Abstentions
     Abstentions and broker non-votes will be counted for purposes of determining a quorum. Your broker will be entitled to vote on the election of Directors, the proposal to declassify the Board of Directors, and the ratification of Hanmi Financial’s independent registered public accounting firm even if it does not receive instructions from you, and accordingly, broker non-votes will have no effect on those proposals. Abstentions will have no effect on the election of Directors, but will have the effect of a vote AGAINST the proposal to declassify the Board of Directors and the ratification of Hanmi Financial’s independent registered public accounting firm.
Revocability of Proxies
     Any holder of Hanmi Financial’s common stock may revoke a Proxy at any time before it is voted by filing with the Corporate Secretary of Hanmi Financial an instrument revoking the Proxy or by returning a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any such filing should be made to the attention of the Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a Proxy.
Solicitation of Proxies
     In addition to soliciting Proxies by mail, officers, Directors, and employees of Hanmi Financial, without receiving any additional compensation, may solicit Proxies by telephone, fax, in person, or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of Hanmi Financial’s common stock held of record by such persons, and Hanmi Financial will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Hanmi Financial will pay all reasonable expenses related to the solicitation of Proxies.
     On April 3, 2009, Hanmi Financial engaged D.F. King & Co. to assist with the solicitation of Proxies. D.F. King & Co. will be paid a retainer fee of $5,000, plus $6.00 for each telephone call they make. Hanmi Financial estimates that it will spend approximately $7,500 in the aggregate for these services being provided by D.F. King & Co.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.
Board of Directors and Nominees
     Hanmi Financial’s Certificate of Incorporation and Bylaws provide for a Board of Directors consisting of no less than seven and no more than fifteen Directors, the exact number within this range to be determined by the Board of Directors. Currently, the Board of Directors has six Directors classified into three classes, with each Director serving a three-year term. One Director nominee is currently pending. Three Directors shall be elected to a three-year term at the Annual Meeting in 2009; provided that, if Proposal No. 2 is approved, the Directors elected at the Annual Meeting and each annual meeting thereafter will serve one-year terms.
     The Board of Directors has nominated I Joon Ahn and Joon Hyung Lee for election to the Board of Directors to serve as Class I Directors. The three nominees receiving the most votes will be elected. If elected, each of these nominees will serve a three-year term that will expire at the 2012 Annual Meeting and until their respective successors have been duly elected and qualified, unless Proposal No. 2 is approved, then the Directors elected at the Annual Meeting and each annual meeting thereafter will serve one-year terms. The nominees have indicated their willingness to serve. Unless otherwise instructed, each Proxy will be voted for the election of such nominees unless instructions are given on the Proxy to withhold authority to vote for them. In the event a nominee is unable to serve, your Proxy will vote for such alternative nominee as determined by the Board of Directors.
     None of the Directors, nominees for Directors, or executive officers was selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of Hanmi Financial acting within their capacity as such. There are no family relationships among Directors or executive officers of Hanmi Financial. As of the date hereof, no directorships are held by any Director with a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.
     The following tables set forth information with respect to the nominees for Director, the other Directors of Hanmi Financial, and the executive officers of Hanmi Financial.
Class I Directors — Nominees

Name and Position	Age	Principal Occupation for Past Five Years
I Joon Ahn, Director	69	Principal Occupation:	Retired; President, Ace’s Fashion Company, a garment manufacturing company (1973 to 2001); Founder of Hanmi Bank and Hanmi Financial; former Chairman of the Boards, Hanmi Financial and Hanmi Bank; former member of the Korean American Chamber of Commerce and the Southern California International Trade Federation

		Director Since:	1982

Joon Hyung Lee, Director	65	Principal Occupation:	President, Root-3 Corporation, a property management, real estate investment, and development company (1983 to present); former Chairman of the Boards, Hanmi Financial and Hanmi Bank; former President of Byucksan America, Inc.; former President of Uniko Trading Co.; former Vice President of Nait Corporation; former Assistant Professor of Business Administration at Sung Kyu Kwan University in Korea; obtained Master of Business Administration from New York University

		Director Since:	1989

Joseph K. Rho, Chairman of the Board	68	Principal Occupation:	Principal, J & S Investment (2002 to present); former Partner, Korea Plaza LP (1987 to 2002); former and current Chairman of the Boards, Hanmi Financial and Hanmi Bank; former Chief of Parish for St. Agnes Cathedral; former Board Member of Finance Counsel of the Los Angeles Archdiocese; former Trustee of John of God Hospital; and former President and Owner of Joseph K. Rho Insurance Agency

		Director Since:	1984

Class II Directors — Term Expires in 2010

Name and Position	Age		Principal Occupation for Past Five Years
John A. Hall, Director	59	Principal Occupation:	Retired; National Bank Examiner, Office of the Comptroller of the Currency, a division of the U.S. Treasury Department (1974 to 2005)

		Director Since:	February 2009

Jay S. Yoo, Director	62	Principal Occupation:	President and Chief Executive Officer, Hanmi Financial (June 2008 to present); President and Chief Executive Officer, Woori America Bank, a subsidiary of Woori Bank (2001 to 2007); former Chairman of the Board of Woori America Bank.

		Director Since:	June 2008
Class III Directors — Term Expires in 2011

Name and Position	Age		Principal Occupation for Past Five Years
Paul Seon-Hong Kim,	64	Principal Occupation:	Retired; Chief Executive Officer, Uniti Financial
Director			Corporation (2007 to 2008); President and Chief Executive Officer, Center Financial Corporation (1998 to 2007); served in various capacities, including Chief Marketing Officer, Chief Credit Officer, and Chief Financial Officer, Hanmi Financial (1986 to 1988)

		Director Since:	February 2009
Executive Officers

Name and Position	Age		Principal Occupation for Past Five Years
Jay S. Yoo,	62	Current Position:	President and Chief Executive Officer, Hanmi Financial
President and Chief Executive Officer			and Hanmi Bank (June 2008 to present)
		Previous Positions:	Chairman, President, and Chief Executive Officer,
Woori America Bank, a subsidiary of Woori Bank (2001 to 2007)

Brian E. Cho,	49	Current Position:	Executive Vice President and Chief Financial Officer,
Executive Vice President and Chief Financial Officer			Hanmi Financial and Hanmi Bank (December 2007 to present)
		Previous Positions:	Executive Vice President and Chief Financial Officer,
Wilshire Bancorp, Inc. (1992 to 2007)

John Park,	56	Current Position:	Executive Vice President and Chief Credit Officer,
Executive Vice President and Chief Credit Officer			Hanmi Bank (September 2008 to present)
		Previous Positions:	Senior Vice President and Chief Credit Officer,
Gateway Business Bank (2004 to 2008); Senior Vice President and Corporate Secretary, Hana Financial Inc. (1998 to 2004); Senior Vice President and Chief Credit Officer, First State Bank of Southern California (1997 to 1998); Senior Vice President, California Center Bank (1992 to 1997); Examiner, California State Banking Department (1976 to 1981)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 1.

PROPOSAL NO. 2 – BOARD OF DIRECTORS’ DECLASSIFICATION PROPOSAL

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DECLASSIFICATION PROPOSAL.
General
     The Board of Directors is proposing to amend Article VII, Section 2, of the Certificate of Incorporation of Hanmi Financial to eliminate the provisions for the classification of Hanmi Financial’s Board of Directors and instead provide that each person elected as a Director at the Annual Meeting and at subsequent annual meetings of the stockholders will be elected for a term of one year and until their successor is duly elected and qualified. Currently, the Certificate of Incorporation and the Bylaws provide that the Board of Directors shall be divided into three classes with the number of Directors in each class being as nearly equal as possible. Under the current classified Board of Directors, newly elected Directors serve three-year terms. If this Proposal No. 2 is approved, stockholders will instead elect Directors at the Annual Meeting and hereafter for terms of one year. The Board of Directors has unanimously approved this proposal to declassify the election of Directors for three-year terms and provide for the annual election of all Directors. The Board of Directors also has approved an amendment to Hanmi Financial’s Bylaws to effect the declassification, with such amendment contingent upon Hanmi Financial’s stockholders approval of the amendment to the Certificate of Incorporation described herein. Pursuant to Article VI of the Certificate of Incorporation, the proposed amendment must be approved by the affirmative vote of sixty six and two-thirds percent (66.67%) of the outstanding shares of Hanmi Financial’s voting stock. The proposed amendment to the Certificate of Incorporation is set forth below.
ARTICLE VII, Section 2, of the Certificate of Incorporation of Hanmi Financial currently reads as follows:
“Section 2. Except as otherwise provided by the terms of any series of Preferred Stock of any other securities of the Corporation having a preference over the Common Stock, any director of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the bylaws. The terms of the initial directors shall be determined by the Board of Directors, with one class designated as elected for a one year term, the second class designated as elected for a two year term and the third class designated as elected for a three year term. At the annual meeting of stockholders of the Corporation in the year following the organizational meeting and at each subsequent annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent(s) the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.”
Will be amended to read in full as follows if this proposal is approved:
“Section 2. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, commencing with the annual meeting of stockholders to be held in 2010, the directors shall be elected for terms expiring at the next annual meeting following their election, and until their successors are qualified, subject to their earlier death, resignation or removal.”

Background and Description of Proposal No. 2
     Hanmi Financial’s Certificate of Incorporation and Bylaws currently provide for a classified Board of Directors. Under the classified Director provision, approximately one-third of the Directors are elected annually to serve a three-year term.
     The Nominating and Corporate Governance and Compensation Committee of the Board of Directors has recommended, and the Board of Directors has approved, the proposed amendments to Hanmi Financial’s Certificate of Incorporation and Bylaws following: (i) the vote on a declassification proposal submitted by a stockholder at the 2008 Annual Meeting of Stockholders; and (ii) a review of current trends in corporate governance practices and input from stockholders. The Nominating and Corporate Governance and Compensation Committee and the Board of Directors recognize that providing Hanmi Financial’s stockholders with the opportunity to register their views on the performance of each individual Director, and the Board of Directors collectively, on an annual basis, will serve stockholders’ interests and further Hanmi Financial’s goal of maintaining best practices in corporate governance. The Nominating and Corporate Governance and Compensation Committee reviewed the arguments in favor of retaining a classified Board of Directors, including: (i) the maintenance of continuity of experience in the Directors; (ii) the ability of a classified Board of Directors to slow hostile or disruptive efforts to acquire control of Hanmi Financial; and (iii) the stability that comes from Directors having the assurance of serving a three-year term rather than a one-year term. Notwithstanding the foregoing, the Nominating and Corporate Governance and Compensation Committee determined that the decision to declassify the Board of Directors is in the best interests of Hanmi Financial and its stockholders because it provides greater opportunity for Hanmi Financial’s stockholders to comment upon the Board of Directors and management and it may provide opportunities for Hanmi Financial’s stockholders to sell their stock at a premium under certain change-in-control scenarios.
     If the proposed amendment is approved by Hanmi Financial’s stockholders by the requisite vote, the classified Board of Directors will be eliminated. In order to facilitate the transition from a classified Board of Directors to annual elections for all of Hanmi Financial’s Directors, all Directors whose terms would not otherwise expire at the 2010 Annual Meeting of Stockholders will agree to waive the remaining portion of their term and stand for annual elections at the 2010 Annual Meeting of Stockholders, including the Directors who are standing for election at the Annual Meeting. Vacancies that occur during any year would continue to be filled by the Board of Directors to serve only until the next annual meeting.
     If the proposed amendment to the Certificate of Incorporation to declassify the Board of Directors is not approved by Hanmi Financial’s stockholders at the Annual Meeting, the Board of Directors will remain classified and the Directors elected at the Annual Meeting will serve for a term ending at Hanmi Financial’s 2012 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Hanmi Financial is asking the stockholders to ratify the appointment by Hanmi Financial’s Audit Committee of KPMG LLP (“KPMG”) as Hanmi Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2009. KPMG served as Hanmi Financial’s independent registered public accounting firm for the fiscal year ended December 31, 2008 and has served as Hanmi Financial’s independent registered public accounting firm since 2001. KPMG has advised Hanmi Financial that KPMG has no direct or indirect financial interest in Hanmi Financial. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, Hanmi Financial’s Audit Committee will reconsider this appointment. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
     Hanmi Financial is committed to sound corporate governance principles. These principles are essential to running Hanmi Financial’s business efficiently and to maintaining Hanmi Financial’s integrity in the marketplace. Hanmi Financial has adopted formal Corporate Governance Guidelines to explain Hanmi Financial’s corporate governance principles to investors. Hanmi Financial has adopted a Code of Business Conduct and Ethics for Employees and Officers as well as for Directors. These Corporate Governance Guidelines, as well as Hanmi Financial’s Code of Business Conduct and Ethics and other governance matters of interest to investors, are available through Hanmi Financial’s website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.
Director Independence
     The Board of Directors has determined that all of its Directors are independent under the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), except for Jay S. Yoo, who also serves as the President and Chief Executive Officer of Hanmi Financial.
The Board of Directors and Its Committees
     During the fiscal year ended December 31, 2008, the Board of Directors held twenty-eight (28) meetings. No Director attended fewer than 75 percent (75%) of the aggregate number of meetings of the Board of Directors and the committees on which he served. Hanmi Financial’s policy is to encourage all Directors to attend all Annual and Special Meetings of Stockholders. Hanmi Financial’s 2008 Annual Meeting of Stockholders was attended by all Directors.
     The Board of Directors has a process for stockholders to send communications to Directors. Hanmi Financial’s stockholders and interested parties may send communications to the Board of Directors by writing to the Board of Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to the Board of Directors. Any interested party wishing to communicate directly with Hanmi Financial’s independent Directors regarding any matter may send such communication in writing to Hanmi Financial’s independent Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Audit Committee.

     Any of the submissions may be anonymous and/or confidential. Confidentiality is a priority, and all reports will be treated confidentially to the fullest extent possible. Stockholders may communicate to the Board of Directors on an anonymous basis. Submissions of complaints or concerns will not be traced and submissions may be made anonymously. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information.
     The Board of Directors had four standing committees: the Audit Committee; the Compensation Committee; the Planning Committee; and the Nominating and Corporate Governance Committee. On November 12, 2008, the Compensation Committee merged with the Nominating and Corporate Governance Committee to become the Nominating and Corporate Governance and Compensation Committee. Each committee is governed by a charter, all of which are available through Hanmi Financial’s website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.
     Audit Committee
     The Audit Committee appoints an independent registered public accounting firm to conduct the annual audit of Hanmi Financial’s books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accounting firm of professional services in addition to those related to the annual audit, and the adequacy of Hanmi Financial’s internal controls. The current members of Hanmi Financial’s Audit Committee are John A. Hall, I Joon Ahn, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho, with Mr. Hall serving as its Chairman. During 2008, the members of the Audit Committee were Robert Abeles, I Joon Ahn, Joon Hyung Lee, Mark A. Mason and Joseph K. Rho, with Mr. Abeles serving as its Chairman. Mr. Mason and Mr. Abeles resigned from Hanmi Financial’s Board of Directors on November 26, 2008, and January 31, 2009, respectively. On February 4, 2009, Mr. Hall was appointed to Hanmi Financial’s Audit Committee. Each member is an outside (or non-employee) Director and meets the independence requirements of the Securities and Exchange Commission (“SEC”) and NASDAQ. Mr. Mason and Mr. Abeles were “financial experts” within the meaning of the current rules of the SEC. Mr. Hall is Hanmi Financial’s current “financial expert.” The Audit Committee held sixteen (16) meetings during the fiscal year ended December 31, 2008. See “Report of the Audit Committee of the Board of Directors.”
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Board of Directors maintains an Audit Committee composed of a minimum of three (3) outside Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies Rule 4350(d)(2)(A) of NASDAQ, which governs audit committee composition, because all Audit Committee members are “independent directors.”
     The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of Hanmi Financial’s financial reporting process, including: overseeing the integrity of the financial reports and other financial information provided to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; Hanmi Financial’s systems of internal accounting and financial controls; and the annual independent audit of Hanmi Financial’s financial statements.
     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the 2008 audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed in accordance with Statement of Auditing Standards No. 114. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and any other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors the independent auditors’ independence.
     In addition, in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, management assessed the effectiveness of Hanmi Financial’s internal control over financial reporting as of December 31, 2008. Management based this assessment on criteria for effective internal control over financial reporting described in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of Hanmi Financial’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. At the conclusion of management’s assessment, the Audit Committee reviewed a report submitted by management on the effectiveness of Hanmi Financial’s internal control over financial reporting.
     The Audit Committee discussed with Hanmi Financial’s independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audits and their evaluations of Hanmi Financial’s internal controls and the overall quality of Hanmi Financial’s financial reporting. The Audit Committee also discussed the independence of the independent auditors and concluded that their services provided to Hanmi Financial, including their tax and non-audit related work, were compatible with maintaining their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Hanmi Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.
THE AUDIT COMMITTEE
John A. Hall (Chairman)
I Joon Ahn
Joon Hyung Lee
Joseph K. Rho
     Compensation Committee
     The Compensation Committee is responsible for determining the compensation of all of Hanmi Financial’s executive officers, including Hanmi Financial’s Chief Executive Officer, as well as administering Hanmi Financial’s compensation plans. The Compensation Committee has the authority to delegate such decisions to subcommittees of the Compensation Committee. The Compensation Committee also is authorized to retain outside consultants to assist it in determining executive officer compensation. Prior to the merger of the Compensation Committee with the Nominating and Corporate Governance Committee, the members of the Compensation Committee were Robert Abeles, I Joon Ahn, Joon Hyung Lee, and Joseph K. Rho, with Mr. Lee serving as its Chairman. Each member is an outside Director and meets the independence requirements of the SEC and NASDAQ. The Compensation Committee held sixteen (16) meetings from January to November 2008.

     Planning Committee
     The Planning Committee recommends planning policy, new lines of business, capital and financial plans, and dividend plans to the Board of Directors, and monitors Hanmi Financial’s planning activities and Hanmi Financial’s performance against its plans and budget. The current members of Hanmi Financial’s Planning Committee are I Joon Ahn, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho, and Jay S. Yoo, with Mr. Ahn serving as its Chairman. During 2008, the members of the Planning Committee were I Joon Ahn, Joon Hyung Lee, Joseph K. Rho, and Jay S. Yoo, with Mr. Ahn serving as its Chairman. Each member is an outside Director, except for Mr. Yoo, and meets the independence requirements of the SEC and NASDAQ. The Planning Committee held eleven (11) meetings during the fiscal year ended December 31, 2008.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee assists the Board of Directors by: identifying individuals qualified to become Directors; recommends to the Board of Directors the Director nominees for the Board of Directors and Board committees for the next Annual Meeting; develops, recommends, and implements a set of corporate governance principles applicable to Hanmi Financial; and monitors the process to determine the effectiveness of the Board of Directors and its committees.
     During 2008, the members of the Nominating and Corporate Governance Committee were Robert Abeles, I Joon Ahn, Joon Hyung Lee, and Joseph K. Rho, with Mr. Lee serving as its Chairman. Each member is an outside Director and meets the independence requirements of the SEC and NASDAQ. The Nominating and Corporate Governance Committee held eleven (11) meetings from January to November 2008.
     Nominating and Corporate Governance and Compensation Committee
     In November 2008, the Nominating and Corporate Governance Committee merged with the Compensation Committee and became the Nominating and Corporate Governance and Compensation Committee (the “NCGCC”). The functions of the Compensation Committee set forth above are now performed by the NCGCC. The members of the NCGCC are Joon Hyung Lee, I Joon Ahn, and Joseph K. Rho, with Mr. Lee serving as its Chairman. The NCGCC held two (2) meetings from November to December 2008. See “Nominating and Corporate Governance and Compensation Committee Report.”
     The NCGCC will consider recommendations by stockholders for Director nominees, provided that any such recommendations comply with the procedures set forth below.
     Recommendations by any stockholder for Director nominees must be submitted in writing to the Chairman of the NCGCC at Hanmi Financial’s principal executive offices, no later than the last business day of January of the year that Hanmi Financial’s next Annual Meeting will be held, to be considered at such Annual Meeting. Stockholders shall include in such recommendation:
•	The name, age, and address of each proposed Director nominee;

•	The principal occupation of each proposed nominee;

•	The number of shares of voting stock of Hanmi Financial owned by each proposed nominee;

•	The name and address of the nominating stockholder;

•	The number of shares of voting stock of Hanmi Financial owned by the nominating stockholder; and

•	A letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board of Directors and will serve as a Director if elected.

     In addition, each recommendation must set forth, in detail, the reasons why the nominating stockholder believes the proposed nominee meets the following general qualifications, which are the same qualifications used by the NCGCC in evaluating nominees:
•	Nominees must possess high personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of Hanmi Financial’s stockholders;

•	Nominees must have an inquisitive and objective perspective, practical wisdom, and mature judgment;

•	Nominees must possess a broad range of skills, expertise, industry knowledge, and contacts useful to Hanmi Financial’s business;

•	Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time;

•	Pursuant to the Corporate Governance Guidelines, nominees, once elected, should not serve on the boards of directors of more than two other public companies and, unless granted an exception by Hanmi Financial’s Board of Directors, nominees cannot serve simultaneously as a Director of Hanmi Financial and as a director or officer of any other depository organization other than a subsidiary bank of Hanmi Financial; and

•	Pursuant to the Corporate Governance Guidelines, nominees are encouraged to own shares of common stock of Hanmi Financial at a level that demonstrates a meaningful commitment to Hanmi Bank and Hanmi Financial, and to better align the nominee’s interests with the stockholders of Hanmi Financial.
     In identifying and evaluating Director candidates, the NCGCC will solicit and receive recommendations, and review qualifications of potential Director candidates. The NCGCC also may use search firms to identify Director candidates. To enable the NCGCC to effectively evaluate Director candidates, the NCGCC also may conduct appropriate inquiries into the backgrounds and qualifications of Director candidates, including reference checks. As stated above, the NCGCC will consider Director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCGCC.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Introduction
     Hanmi Financial’s Board of Directors, acting directly or through the NCGCC, determines the compensation of the Chief Executive Officer, Chief Financial Officer and Chief Credit Officer (collectively the “Named Executive Officers”). The NCGCC is composed entirely of outside Directors who are “independent” under the applicable NASDAQ rules.
     To assist the NCGCC in its decision making process, Hanmi Financial’s Human Resources Department gathers data from several peer and competing financial institutions and reviews public information, such as proxy statements and salary surveys. After gathering the information, the NCGCC reviews and updates, as appropriate, Hanmi Financial’s compensation philosophy and structure. In February 2008, Hanmi Financial retained the international executive recruitment firm of Heidrich & Struggles to assist the NCGCC in recruiting a qualified Chief Executive Officer and to advise the NCGCC on a reasonable compensation package. The NCGCC also reviews and considers the Chief Executive Officer’s compensation recommendations for Hanmi Financial’s management and staff.
     Compensation Philosophy and Objectives
     Hanmi Financial’s vision to become a premier community bank serving the needs of small and mid-sized businesses can be achieved only by aligning compensation with business objectives and performance and by motivating Hanmi Financial’s Named Executive Officers to promote short-term and long-term business results. Hanmi Financial’s compensation philosophy is to attract, retain, and reward its Named Executive Officers who contribute to Hanmi Financial’s financial performance and to its long-term success.

     Hanmi Financial’s key compensation philosophy and objectives are as follows:
•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the banking industry in California;

•	To reward executives for corporate and individual performance through incentive compensation; and

•	To encourage future performance by offering long-term incentives, such as stock options that align executives and stockholders’ interests.
     Methodology for Determining Value
     In establishing competitive targets, Hanmi Financial relied upon benchmark data from a peer group of five directly competing banks in Los Angeles and five other Western Region banks, as well as salary surveys provided by the California Department of Financial Institutions.
     The criteria for establishing the compensation peer group were:
•	Commercial bank operating in the same geographical region as Hanmi Financial with assets between one and fifteen billion dollars;

•	Three-year average return on equity greater than ten percent (10%);

•	Three-year average annual earnings per share greater than five percent (5%);

•	Three-year average return on assets greater than one percent (1%); and

•	Three-year average annual total return for stockholders greater than or equal to five percent (5%).
     Based on the above criteria, the compensation peer group was comprised of the following banks:
•	Cathay General Bancorp

•	East West Bancorp, Inc.

•	First Regional Bancorp

•	Nara Bancorp, Inc.

•	Temecula Valley Bancorp Inc.

•	Center Financial Corporation

•	First California Financial Group, Inc.

•	Frontier Financial Corporation

•	Sierra Bancorp

•	Wilshire Bancorp, Inc.

     In addition to reviewing the compensation practices of these banks, a broad-based banking industry compensation survey was also used to garner a “bigger picture” on the prevailing market compensation rates for base salaries, short-term incentives, and long-term incentives paid by banks in California of similar asset size.
     The total direct compensation level for the Named Executive Officers is generally targeted toward the 50th to 75th percentile of the market. The peer group data is used to provide an indication of market pay practices for this purpose and to effectively provide data for subjective review and confirmation of the reasonableness of the compensation paid to the Named Executive Officers. The peer group data also provides the NCGCC with valid information concerning market pay practices with respect to the pay mix among base salaries, annual bonuses, and long-term incentives.
     The NCGCC’s decisions regarding the compensation levels, programs, and policies are based on the various sources of compensation data described above. However, all decisions were based on the affordability of the recommendations, the objectives of the compensation programs, Hanmi Financial’s current situation, and the prevailing economic environment, while always remembering that the compensation philosophy and practice must be in alignment with stockholders’ interests.

     Elements of the Compensation Program
     The following describes the various components of the compensation mix that Hanmi Financial currently provides to the Named Executive Officers, the objectives of each component of pay, and how each component is used to create a total competitive compensation package.
     The NCGCC provides the Named Executive Officers with a compensation package that includes: annual base salary; short-term cash incentive compensation; long-term incentive awards (stock options, restricted stock, etc.); deferred compensation; executive perquisites; and a broad-based benefits program.
     Although each component is important, the NCGCC views the components of total direct compensation (the sum of annual base salary, short-term cash incentive compensation, and the present value of long-term incentive awards) to be the three primary elements of Hanmi Financial’s compensation program. Below, the NCGCC describes in detail each of these and other components of Hanmi Financial’s compensation program.
     Annual Base Salary
     Annual base salaries are the fixed portion of the Named Executive Officers’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities. In setting annual base salaries, the NCGCC takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities, and job performance, as well as the performance of Hanmi Financial as a whole and current market conditions. Hanmi Financial targets base salaries for its Named Executive Officers at market median. The NCGCC believes that the fiscal year 2008 base salaries of Hanmi Financial’s Named Executive Officers are competitive with companies of similar size and with comparable operating results in similar industries. There were no adjustments to the Named Executive Officers’ base salaries in 2008 because of Hanmi Financial’s performance.
     Short-Term Cash Incentive Compensation
     In accordance with Hanmi Financial’s compensation philosophy, a significant portion of the Named Executive Officers’ compensation packages is based on individual performance and Hanmi Financial’s performance. There were no target bonuses paid to any of the Named Executive Officers. For short-term performance, the NCGCC reviews, on a subjective and discretionary basis, the overall performance of the Hanmi Financial executive in order to determine the cash bonus. Among the factors that may be considered, without any weighting towards any one factor, are return on average assets, pre-tax earnings, average deposit growth, and earning per share growth. The non-financial factors that may be considered include leadership and management qualities, Board of Director relations, external relations, employee relations, and certain knowledge and skills specific to daily operations.
     The NCGCC reviews performance on an annual basis to determine the short-term cash incentive compensation. Because the performance of Hanmi Financial, as with many other financial institutions across the country, was poor, no short-term cash incentive compensation was paid to any of the Named Executive Officers.
     Long-Term Incentive Awards
     Long-term incentive awards, such as stock options and restricted stock, are the third key component of the Named Executive Officers’ total compensation package. The members of the NCGCC believe that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. The members of the NCGCC also believe that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi Financial’s longevity.

     Long-term incentive awards are granted to the Named Executive Officers pursuant to the 2007 Equity Compensation Plan (“2007 Plan”). The NCGCC has not established grant guidelines; rather, the size, timing, and other material terms of the long-term incentive awards for the Named Executive Officers are made at the discretion of the NCGCC. Factors considered by the NCGCC include awards to industry peers and each executive’s previous grant history but without any weighting assigned to such factors. In 2008 (and 2007 for the Chief Financial Officer), the Named Executive Officers were given stock options as part of their recruitment package. Restricted stock grants also were given. See the “Summary Compensation Table” below.
     The NCGCC approves all awards under the 2007 Plan and acts as the administrator of the 2007 Plan. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent (20%) becoming exercisable (vesting) 12 months following the grant date, and 20 percent (20%) becoming exercisable thereafter on each anniversary of the grant date. All stock options are granted with a ten-year exercise term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the grant date. Thus, stock options granted under the 2007 Plan only have value if the stock price appreciates from the date the options are granted. Restricted stock granted under the 2007 Plan generally vests over a five-year period, with 20 percent (20%) becoming unrestricted 12 months following the grant date, and 20 percent (20%) becoming unrestricted thereafter on each anniversary of the grant date. Restricted stock provides a tangible ownership stake whose ultimate value is linked to the stock price, and which helps in retaining talented executives. There were no guidelines for determining when stock options are granted as opposed to restrictive stock.
     The NCGCC typically makes equity awards to each Named Executive Officer at the time the individual is hired. The size of each award reflects the overall number of shares available to Hanmi Financial under the 2007 Plan, the Named Executive Officer’s role and performance, and the market compensation data for the Named Executive Officer’s external peers. In 2008, the Chief Executive Officer was granted 70,000 stock options, and the Chief Credit Officer was granted 30,000 stock options and 5,000 shares of restricted stock.
     Deferred Compensation
     Under Hanmi Financial’s Deferred Compensation Plan (“DCP”), the Named Executive Officers may defer up to 100 percent (100%) of their annual salary and up to 100 percent (100%) of their short-term cash incentive compensation. Participants elect a distribution plan, which commences upon termination or retirement. Taxes are due upon distribution. The DCP is not exclusive to only the Named Executive Officers; all senior management employees are eligible to participate in the DCP.
     The DCP is intended to comply, both in form and operation, with the requirements of Internal Revenue Code Section 409A and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any payment under the DCP is subject to Internal Revenue Code Section 409A, it is intended that it be paid in a manner that shall comply with Internal Revenue Code Section 409A, including the final regulations or any other applicable guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In 2008, no Named Executive Officers participated in the DCP.
     Executive Perquisites
     The Named Executive Officers and other management employees receive the following benefits in addition to their other compensation: gasoline card; cellular phone allowance; and automobile allowance. The Chief Executive Officer, Jay S. Yoo, also was given memberships in the City Club and MountainGate Country Club. The additional benefits and benefit levels of the Named Executive Officers are detailed in the “Summary Compensation Table” below.
     Broad-Based Benefits Programs
     The Named Executive Officers participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, healthcare reimbursement accounts, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

     Change-in-Control Provisions
     The current Chief Executive Officer’s employment contract contains a provision for severance pay of a period of six (6) months or the remainder of his employment contract, whichever is less, in case of separation without cause. This provision also would apply should there be a change in control. The Chief Financial Officer and the Chief Credit Officer do not have any change-in-control provisions. See “Potential Payments Upon Termination or Change in Control.”
     Compensation of Our Chief Executive Officer
     Jay S. Yoo joined Hanmi Financial and Hanmi Bank as President and Chief Executive Officer as of June 23, 2008. His employment agreement, effective June 23, 2008, has a two-year initial term, with an option to renew for an additional three years at the discretion of the Board of Directors of Hanmi Financial, and provides for a yearly base salary of $330,000, with a target bonus of up to seventy–five percent (75%) of his annual base salary. Mr. Yoo’s bonus, to be paid in cash, is dependent on the attainment of certain financial goals set by the Board of Directors. The financial goals have been discussed and there is an understanding between the Board of Directors and the Chief Executive Officer that these goals will be set formally at the beginning of 2009.
     In addition, Mr. Yoo is entitled, under his employment agreement, to an automobile allowance of $900 per month, membership in a business club and golf country club, and payment of reasonable business related expenses. His employment agreement also calls for the granting of the option to purchase 70,000 shares of Hanmi Financial stock. The terms of the stock options are subject to the terms and conditions set forth in the 2007 Plan. The options will vest in equal installments over two years starting one year after the date of the grant.
     Chung Hoon Youk was hired as Executive Vice President and Chief Credit Officer of Hanmi Bank commencing in January 2008. Mr. Youk also served as interim Chief Executive Officer of Hanmi Financial and Hanmi Bank until Mr. Yoo joined Hanmi Financial. Mr. Youk received an annual starting salary of $300,000, and was eligible to receive up to 50% of his annual salary in incentive cash compensation. In addition, Mr. Youk received a stock option grant for 30,000 shares of Hanmi Financial’s common stock and a restricted stock grant of 5,000 shares of Hanmi Financial’s common stock.
     Compensation of Our Chief Financial Officer
     Brian E. Cho was employed under an at-will employment offer letter with Hanmi Bank on November 1, 2007. Pursuant to his employment offer letter, Mr. Cho received an annual starting salary of $270,000 and is eligible to receive up to fifty percent (50%) of his annual salary in incentive cash compensation. Mr. Cho’s incentive compensation for his first year of employment has been fixed at $100,000. In addition, on December 3, 2007, Mr. Cho received a stock option grant of 30,000 shares of Hanmi Financial’s common stock and a restricted stock grant of 5,000 shares of Hanmi Financial’s common stock. Mr. Cho also receives an auto allowance of $700 per month, a cell phone allowance of $100 per month and a gas card.
     Compensation of Our Chief Credit Officer
     John Park was hired on September 2, 2008 as Executive Vice President and Chief Credit Officer of Hanmi Bank. Per his employment offer letter, dated August 13, 2008, Mr. Park’s annual base salary is $210,000, plus a bonus of up to fifty percent (50%) of his annual base salary. He also was granted the option to purchase 30,000 shares of common stock. He also received 5,000 shares in restricted stock grants. Both the stock options and the restricted stock grants are subject to the terms and conditions set forth in the 2007 Plan and vest over five years, starting one year after the date of the grant. Mr. Park also is entitled to an automobile allowance of $700 per month, reimbursement of cell phone expenses of $100 per month, payment of reasonable business related expenses, and other broad general benefits afforded to all employees.

     Administrative Policies and Practices
     To evaluate and administer the compensation programs of the Named Executive Officers, the NCGCC meets at least four times a year. In addition, the NCGCC also holds special meetings to discuss extraordinary items, such as the hiring of the Chief Executive Officer in June 2008 and the Chief Credit Officer in September 2008. At the end of a meeting, the NCGCC may choose to meet in executive session, when necessary. The NCGCC held seventeen (17) meetings during the fiscal year ended December 31, 2008.
     As noted above, the NCGCC members confer with compensation consultants and other Directors on matters regarding the compensation of the Named Executive Officers. An international executive recruitment firm (Heidrich & Struggles) was retained in February 2008 to help recruit the Chief Executive Officer.
     Timing of Grants of Options
     It is the NCGCC’s practice to use the date when the NCGCC and the employee reach a mutual understanding of the key terms and conditions of a share-based payment award for purposes of establishing the “grant date” for stock options and restricted stock.
     Stock Ownership Guidelines
     The NCGCC has not implemented stock ownership guidelines for the Named Executive Officers; however, the NCGCC continues to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with Hanmi Financial’s compensation philosophy and with stockholders’ interests.
     Tax Deductibility of Executive Officer Compensation
     Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. Hanmi Financial complies with the requirements of Section 162(m). Accordingly, all grants made under the 2007 Plan in fiscal year 2008 comply with Section 162(m). The NCGCC will continue to carefully consider the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for the Named Executive Officers.
Nominating and Corporate Governance and Compensation Committee Report
     The NCGCC has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the NCGCC recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
THE NCGCC
Joon H. Lee (Chairman)
I Joon Ahn
Joseph K. Rho
Paul Seon-Hong Kim

Summary Compensation Table
     The following table summarizes the total compensation paid or earned by the Named Executive Officers for the fiscal years ended December 31, 2008 and 2007. None of our current Named Executive Officers were employed by us in 2006,

SUMMARY COMPENSATION TABLE
							Change in
							Pension
							Value and
							Non-Qualified
				Stock	Option	Non-Equity	Deferred	All Other
		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation
Name and		(1)	(1) (5)	(2) (3)	(2) (4)	Compensation	Earnings	(1)		Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Jay S. Yoo, President,	2008	$172,404	$—	$—	$25,556	$—	$—	$49,722	(6)	$247,682
Chief Executive Officer and Director

Chung Hoon Youk, (10)	2008	$204,807	$—	$—	$—	$—	$—	$14,866	(7)	$219,673
Former Interim President and Chief Executive Officer; Former Chief Credit Officer

Brian E. Cho, Executive	2008	$270,000	$—	$9,520	$15,091	$—	$—	$35,239	(8)	$329,850
Vice President and	2007	$22,500	$100,000	$793	$1,258	$—	$—	$878	(8)	$125,429
Chief Financial Officer

John Park, Executive	2008	$70,000	$—	$1,717	$3,892	$—	$—	$6,448	(9)	$82,057
Vice President and Chief Credit Officer

(1)	All cash compensation and perquisites paid to the Named Executive Officers are paid by, and are the responsibility of, Hanmi Financial’s subsidiary, Hanmi Bank.

(2)	All equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock, and are made pursuant to the 2007 Equity Compensation Plan (the “2007 Plan”).

(3)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” For further information, see Note 12 to Hanmi Financial’s audited financial statements for the fiscal year ended December 31, 2008, included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(4)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 12 to Hanmi Financial’s audited financial statements for the fiscal year ended December 31, 2008, included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(5)	The amounts in column (d) reflect the discretionary bonuses paid to the Named Executive Officers for services performed in the prior year. Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the DCP.

(6)	Amounts consist of: a) life insurance premiums ($199 for 2008); b) company automobile ($3,967 for 2008); c) health insurance premiums ($7,613 for 2008); d) employer contributions under the 401(k) plan ($9,900 for 2008); e) club memberships ($27,454 for 2008); and f) other perquisites such as cellular phone allowance, gasoline card, meal allowance, and Holiday gift cards ($589 for 2008).

(7)	Amounts consist of: a) life insurance premiums ($166 for 2008); b) health insurance premiums ($8,891 for 2008); c) employer contributions under the 401(k) plan ($5,063 for 2008); and d) other perquisites such as cellular phone allowance, gasoline card, meal allowance, and Holiday gift cards ($747 for 2008).

(8)	Amounts consist of: a) life insurance premiums ($398 for 2008, $0 for 2007); b) automobile allowance ($8,400 for 2008, $700 for 2007); c) health insurance premiums ($11,830 for 2008, $0 for 2007); d) employer contributions under the 401(k) plan ($11,625 for 2008, $0 for 2007); and e) other perquisites such as cellular phone allowance, gasoline card, meal allowance, and Holiday gift cards ($2,236 for 2008, $178 for 2007).

(9)	Amounts consist of: a) life insurance premiums ($99 for 2008); b) automobile allowance ($2,800 for 2008); c) health insurance premiums ($2,743 for 2008); d) employer contributions under the 401(k) plan ($394 for 2008); and e) other perquisites such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards ($412 for 2008).

(10)	Mr. Youk resigned effective June 20, 2008.

Grants of Plan-Based Awards
     The following table complements the “Summary Compensation Table” disclosure of the grant date fair value of stock and option awards granted to Hanmi Financial’s Named Executive Officers during the fiscal year ended December 31, 2008:

GRANTS OF PLAN-BASED AWARDS
								All Other	All Other
								Stock	Option	Exercise	Grant
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	or Base	Date Fair
		Under Non-Equity			Under Equity Incentive			Number of	Number of	Price of	Value of
		Incentive Plan Awards (1)			Plan Awards			Shares of	Securities	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards (1)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Options (#)	($/Share)	Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jay S. Yoo	06/23/08	$—	$—	$—	—	—	—	—	70,000	$5.66	$87,619

Chung Hoon Youk	01/02/08	$—	$—	$—	—	—	—	5,000	—	—	$41,050
	01/02/08	$—	$—	$—	—	—	—	—	30,000	$8.21	$51,459

John Park	09/02/08	$—	$—	$—	—	—	—	5,000	—	—	$25,750
	09/02/08	$—	$—	$—	—	—	—	—	30,000	$5.15	$58,386

(1)	Hanmi Financial’s practice is that the exercise price for each stock option is the market value on the date of grant.

(2)	The amounts in column (l) reflect the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 12 to Hanmi Financial’s audited financial statements for the fiscal year ended December 31, 2008, included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.
Outstanding Equity Awards at Fiscal Year-End
     The following table shows information as of December 31, 2008, for Hanmi Financial’s Named Executive Officers concerning unexercised options, stock that has not vested, and Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
			Equity					Plan	Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
		Number of	Awards:				Market	Unearned	Payout Value
	Number of	Securities	Number of			Number of	Value of	Shares,	of Unearned
	Securities	Underlying	Securities			Shares or	Shares or	Units or	Shares, Units
	Underlying	Unexercised	Underlying			Units of	Units of	Other	or Other
	Unexercised	Options (#)	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Unexercis-	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	able	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jay S. Yoo	—	70,000 (1)	—	$5.66	06/23/18	—	$—	—	$—
Brian E. Cho	—	30,000 (2)	—	$9.52	12/03/17	4,000 (4)	$8,240 (6)	—	$—
John Park	—	30,000 (3)	—	$5.15	09/02/18	5,000 (5)	$10,300 (7)	—	$—

(1)	On June 23, 2008, pursuant to the 2007 Plan, 70,000 stock options were granted to Jay S. Yoo with vesting as follows: 50 percent (50%) to vest on June 23, 2009 and 50 percent (50%) to vest on June 23, 2010.

(2)	On December 3, 2007, pursuant to the 2007 Plan, 30,000 stock options were granted to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates.

(3)	On September 2, 2008, pursuant to the 2007 Plan, 30,000 stock options were granted to John Park with vesting as follows: 20 percent (20%) to vest on September 2, 2009 and 20 percent (20%) to vest on each of the next four anniversary dates.

(4)	On December 3, 2007, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to Brian E. Cho with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates. 4,000 shares remain unvested after 20% (1,000 shares) vested on December 3, 2008.

(5)	On September 2, 2008, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to John Park with vesting as follows: 20 percent (20%) to vest on September 2, 2009 and 20 percent (20%) to vest on each of the next four anniversary dates.

(6)	Amount calculated as follows: Closing Stock Price as of December 31, 2008 ($2.06) x Unvested Shares of Restricted Stock (4,000).

(7)	Amount calculated as follows: Closing Stock Price as of December 31, 2008 ($2.06) x Unvested Shares of Restricted Stock (5,000).

Option Exercises and Stock Vested
     The following table shows information for amounts received upon exercise of options or vesting of stock by Hanmi Financial’s Named Executive Officers during the fiscal year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Brian E. Cho	—	$—	1,000 (1)	$2,060 (2)

(1)	On December 3, 2007, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to the Named Executive Officer with vesting as follows: 20 percent (20%) to vest on December 3, 2008 and 20 percent (20%) to vest on each of the next four anniversary dates.

(2)	Amount calculated as follows: Closing Stock Price as of December 3, 2008 ($2.06) x Shares of Restricted Stock That Vested (1,000).
Non-Qualified Deferred Compensation Plan
     Hanmi Financial’s DCP is an unfunded, unsecured deferred compensation plan. The DCP allows participants to defer all or a portion of their base salary and/or annual bonus. During 2008, none of the Named Executive Officers participated in the DCP.
Potential Payments Upon Termination or Change In Control
     Hanmi Financial has entered into an employment agreement with its Chief Executive Officer that will require Hanmi Financial to provide compensation to the Chief Executive Officer in the event of a termination of employment or a change in control of Hanmi Financial. The amount of compensation payable to the Chief Executive Officer in each situation is listed in the tables below.
     The following table describes the potential payments upon termination or a change in control of Hanmi Financial for Mr. Jay S. Yoo:

Executive Benefits			Without
and Payments	Voluntary		Good Cause		Good Cause		Change in
Upon Termination (1)	Termination		Termination		Termination		Control		Death		Disability
Compensation:
Base Salary	$165,000	(2)	$165,000	(2)	$—		$165,000	(2)	$165,000	(2)	$165,000	(2)

Benefits and Perquisites:
Life Insurance Benefits	—		—		—		—		50,000	(3)	—
Disability Income	—		—		—		—		—		225,000	(4)
Accrued Vacation Pay	12,692	(5)	12,692	(5)	12,692	(5)	12,692	(5)	12,692	(5)	12,692	(5)

Total	$177,692		$177,692		$12,692		$177,692		$227,692		$402,692

(1)	Assumes the Chief Executive Officer’s date of termination is December 31, 2008 and the price per share of Hanmi Financial’s stock on the date of termination is $2.06 per share.

(2)	Amount represents total base salary to be paid to the Chief Executive Officer, which is base pay equal to six months or the remaining term of the Chief Executive Officer’s employment agreement, which ends on June 23, 2010, whichever is shorter. Amount is calculated as follows: $330,000 (Annual Base Salary) x 0.5 (six months, which is shorter than remaining term of the Chief Executive Officer’s employment agreement)

(3)	Amount represents proceeds from life insurance policies.

(4)	Amount represents disability income to be paid to the Chief Executive Officer until he reaches age 65.

(5)	Amount represents cash lump-sum payment for unused vacation days as of termination date.

     Below is a description of the assumptions that were used in creating the table above. The descriptions of the payments below are applicable only to the Chief Executive Officer’s potential payments upon termination or change in control. For the other Named Executive Officers, any potential payments upon termination or change in control would be the same as those generally available to all employees.
     Voluntary Termination
     At any time after the commencement of employment, Mr. Yoo, our Chief Executive Officer, may terminate the employment agreement. If he voluntarily resigns or otherwise terminates his employment, including as a result of a change in control, death or disability, then he is entitled to receive base salary equal to six months or the remaining term of his employment agreement, which ends on June 23, 2010, whichever is shorter. The unvested portion of any outstanding stock option shall terminate immediately.
     Without Good Cause Termination
     Hanmi Financial may terminate Mr. Yoo’s employment agreement without a showing of “good cause,” Should the employment agreement be terminated by Hanmi Financial without “good cause,” including upon a change in control, subject to the Chief Executive Officer’s execution of an effective general release of claims and his continuing compliance with the covenants set forth in the employment agreement, he shall receive a base salary equal to six months or the remaining term of his employment agreement, which ends on June 23, 2010, whichever is shorter. The unvested portion of the stock option shall terminate immediately.
     Good Cause Termination
     Hanmi Financial may terminate Mr. Yoo’s Employment Agreement for “good cause,” which shall be: (1) Mr. Yoo is negligent in the performance of his material duties or engages in misconduct (i.e., the intentional or negligent violation of any state or federal banking law or regulation, or Hanmi Financial’s employment policies, including but not limited to policies regarding honesty, conflict of interest, policies against discrimination, and/or employee leave policies); or (2) Mr. Yoo is convicted of or pleads guilty or nolo contendere to any felony, or is convicted of or pleads guilty or nolo contendere to any misdemeanor involving moral turpitude; or (3) Hanmi Financial is required to remove or replace Mr. Yoo by formal order or formal or informal instruction, including a requested consent order or agreement, from the Comptroller or Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory authority having jurisdiction; or (4) Mr. Yoo engages in any willful breach of duty during the course of his employment, or habitually neglects his duties or has a continued incapacity to perform; or (5) Mr. Yoo fails to follow any written policy of the Board of Directors or any resolutions of the Board of Directors adopted at a duly called meeting intentionally and in a material way; or (6) Mr. Yoo engages in any activity that materially adversely affects Hanmi Financial’s reputation in the community, provided, at the time of engaging in such activity, Mr. Yoo knew or should have known that such activity would materially adversely affect Hanmi Financial’s reputation in the community; or (7) Hanmi Bank receives a Section 8(a) Order from the FDIC or a Section 8(b) Order from the FDIC; or (8) Hanmi Bank receives a cease or desist order from the California Department of Financial Institutions that is attributable to the act or omission of Mr. Yoo in any material respect. In the event of a termination for good cause, as enumerated above, Mr. Yoo shall have no right to any compensation not otherwise expressly provided for in the employment agreement.

Director Compensation
     The following table sets forth certain information regarding compensation paid to persons who served as outside Directors of Hanmi Financial for the fiscal year ended December 31, 2008:

DIRECTOR COMPENSATION
					Change in
					Pension
	Fees				Value and
	Earned				Non-Qualified
	or Paid		Option	Non-Equity	Deferred	All Other
	in Cash	Stock	Awards	Incentive Plan	Compensation	Compensation
	($)	Awards	($)	Compensation	Earnings	($)	Total
Name	(1) (2)	($)	(3) (4) (5) (6)	($)	($)	(1) (7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert Abeles (8)	$40,450	$—	$—	$—	$—	$10,242	$50,692
I Joon Ahn	$55,400	$—	$42,363	$—	$—	$15,366	$113,129
Ki Tae Hong (9)	$55,050	$—	$(7,059)	$—	$—	$256,671	$304,662
Joon Hyung Lee	$53,000	$—	$42,363	$—	$—	$15,386	$110,749
Richard B. C. Lee (11)	$64,400	$—	$42,363	$—	$—	$22,814	$129,577
Mark K. Mason (10)	$65,750	$—	$8,428	$—	$—	$22,743	$96,921
Chang Kyu Park (9)	$47,800	$—	$(7,059)	$—	$—	$256,431	$297,172
Joseph K. Rho	$60,600	$—	$42,363	$—	$—	$15,366	$118,329
Won R. Yoon (9)	$57,850	$—	$(7,059)	$—	$—	$256,504	$307,295

(1)	All cash compensation and perquisites paid to Directors are paid by Hanmi Bank, which is then reimbursed by Hanmi Financial.

(2)	Each Director who is not an employee of Hanmi Financial (an outside Director) is paid a monthly retainer fee of $3,000 and $1,000 monthly for attendance at Board of Directors meetings ($500 for telephonic attendance at Board meetings). In addition, the Chairman of the Board receives an additional $2,500 each month. The Audit Committee Chairman receives an additional $1,500 each month. The chairmen of the remaining committees receive an additional $750 each month, and committee members receive an additional $200 each month for attending committee meetings ($100 each month for telephonic attendance at committee meetings).

(3)	All equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock, and are made pursuant to the 2007 Plan.

(4)	The amounts in column (d) reflect the dollar amount recognized or reversed for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), of awards pursuant to the 2007 Plan, and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2008 are included in Note 12 to Hanmi Financial’s audited financial statements for the fiscal year ended December 31, 2008, included in Hanmi Financial’s Annual Report on Form 10-K filed with the SEC on March 16, 2009.

(5)	Grants of Plan-Based Awards – Directors are eligible to be granted stock options under the 2007 Plan. In 2008, outside Directors were granted the following options under the 2007 Plan:

All Other
Option
		Awards:	Exercise	Grant
		Number of	or Base	Date Fair
		Securities	Price of	Value of
		Underlying	Option	Stock and
	Grant	Options	Awards (a)	Option
Name	Date	(#)	($/Share)	Awards
Mark K. Mason	02/20/08	10,000	$8.36	$18,157

(6)	Outstanding Equity Awards at Fiscal Year-End – The following table shows information as of December 31, 2008 for Hanmi Financial’s Directors concerning unexercised stock options:

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option	Option
	Options (#)		Options (#)	Exercise	Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
I Joon Ahn	16,000	(b)	8,000 (b)	$21.63	11/15/16

Ki Tae Hong (9)	8,000	(b)	—	$21.63	02/04/09

Joon Hyung Lee	36,624	(a)	—	$3.89	09/20/10
	16,000	(b)	8,000 (b)	$21.63	11/15/16

Richard B. C. Lee (11)	54,936	(a)	—	$3.89	09/20/10
	16,000	(b)	8,000 (b)	$21.63	11/15/16

Mark. K. Mason (10)	3,333	(c)	—	$16.56	02/26/09

Chang Kyu Park (9)	8,000	(b)	—	$21.63	02/04/09

Joseph K. Rho	16,000	(b)	8,000 (b)	$21.63	11/15/16

Won R. Yoon (9)	18,312	(a)	—	$3.89	02/04/09
	8,000	(b)	—	$21.63	02/04/09

	(a)	On September 20, 2000, pursuant to the Year 2000 Stock Option Plan (“2000 Plan”), 91,560 stock options were granted to each Director with vesting as follows: 20 percent (20%) to vest on September 20, 2001 and 20 percent (20%) on each of the next four anniversary dates. Mr. Yoon retired effective November 5, 2008. As of that date, 18,312 stock options were vested and still exercisable for a period of 90 days subsequent to the retirement date, or February 4, 2009.

	(b)	On November 15, 2006, pursuant to the 2000 Plan, 24,000 stock options were granted to each Director with vesting as follows: 33.33 percent (33.33%) to vest on November 15, 2007 and 33.33 percent (33.33%) on each of the next two anniversary dates. Mr. Hong, Mr. Park, and Mr. Yoon retired effective November 5, 2008. As of that date, each of them had 8,000 stock options vested and still exercisable for a period of 90 days subsequent to the retirement date, or February 4, 2009.

	(c)	On September 19, 2007, pursuant to the 2007 Plan, 10,000 stock options were granted to Mr. Mason with vesting as follows: 33.33 percent (33.33%) to vest on September 19, 2008 and 33.33 percent (33.33%) on each of the next two anniversary dates. Mr. Mason resigned effective November 26, 2008. As of that date, 3,333 stock options were vested and still exercisable for a period of 90 days subsequent to the resignation date, or February 26, 2009.

(7)	The amounts in column (g) consist of:

	Present
	Value of	Health	Life	Total
	Termination	Insurance	Insurance	All Other
Name	Benefits (a)	Premiums	Premiums	Compensation
Robert Abeles (8)	$—	$10,168	$74	$10,242
I Joon Ahn	$—	$15,255	$111	$15,366
Ki Tae Hong (9)	$241,285	$15,275	$111	$256,671
Joon Hyung Lee	$—	$15,275	$111	$15,386
Richard B. C. Lee (11)	$—	$22,638	$176	$22,814
Mark K. Mason (10)	$—	$22,567	$176	$22,743
Chang Kyu Park (9)	$241,087	$15,233	$111	$256,431
Joseph K. Rho	$—	$15,255	$111	$15,366
Won R. Yoon (9)	$241,147	$15,246	$111	$256,504

(a) In connection with their retirements, each of the retiring Directors and Hanmi Bank entered into a Severance and Release Agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, among other things, each of the retiring Directors will receive $3,000 per month for the next five years, an aggregate of $540,000. Each of the retiring Directors also will receive current health insurance coverage for the next five years in which Hanmi Bank will continue to pay for medical, dental, and/or vision premiums with an aggregated estimated cost of $230,000 per retiring Director. The present value of termination benefits is the amount accrued for those payments and is equal to the present value of the severance payments and premiums using a discount rate of 2.50 percent (2.50%).

(8)	Former Director who resigned effective January 31, 2009.

(9)	Former Director who retired effective November 5, 2008.

(10)	Former Director who resigned effective November 26, 2008.

(11)	Former Director who resigned effective April 3, 2009.

Compensation Committee Interlocks and Insider Participation
     Robert Abeles, I Joon Ahn, Joon Hyung Lee, and Joseph K. Rho served as members of the Compensation Committee during the last completed fiscal year. No member of the Compensation Committee was an officer or employee of Hanmi Financial or Hanmi Bank during the fiscal year ended December 31, 2008 or at any prior time. No member of the Compensation Committee is or was on the compensation committee of any other entity whose officers served either on the Board of Directors or on the Compensation Committee of Hanmi Financial.
Certain Relationships and Related Transactions
     Some of Hanmi Financial’s Directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Financial or Hanmi Bank in the ordinary course of Hanmi Financial’s business, and Hanmi Financial expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of repayment or present other unfavorable features. The total amount of indebtedness owed to Hanmi Financial or Hanmi Bank by the principal officers and current Directors of Hanmi Financial (including associated companies) as of December 31, 2008 was approximately $2,900.
     In connection with the retirement of Messrs. Won R. Yoon, Ki Tae Hong, and Chang Kyu Park as Directors, Hanmi Financial and Hanmi Bank entered into severance agreements with each of them. Pursuant to such severance agreements, each of the retiring Directors will receive $3,000 per month for the next five years. Each of the retiring Directors also will receive current health insurance coverage for the next five years in which Hanmi Financial will continue to pay for medical, dental, and/or vision premiums. See “Director Compensation” above.
     Hanmi Financial previously entered into a six-year employment agreement with Dr. Sung Won Sohn effective January 3, 2005. Under the terms of the agreement, Dr. Sohn served as President and Chief Executive Officer of both Hanmi Financial and Hanmi Bank at a base annual salary of $550,000 with annual CPI adjustments. In addition, Dr. Sohn was eligible to receive an annual incentive bonus based on pre-tax profitability of Hanmi Financial in an amount not to exceed 125 percent (125%) of his base annual salary. The agreement also provided for a stock bonus grant of 100,000 shares with a vesting schedule under which 20,000 shares vest each year. Dr. Sohn also received two separate stock option grants to acquire 150,000 and 200,000 shares.
     On December 31, 2007, Dr. Sohn retired from his position as President and Chief Executive Officer of Hanmi Financial and Hanmi Bank. In a compromise of Dr. Sohn’s employment agreement, Dr. Sohn received the following: a one-time, lump-sum cash payment of $1.298 million; cash payment of $39,346 as payment for accrued, but unused vacation pay; ownership of the Hanmi Bank-owned automobile that he was using; ownership of Hanmi Bank’s equitable ownership interests in two club memberships that Hanmi Bank maintained for Dr. Sohn’s benefit; vesting of 40,000 shares of restricted stock was accelerated; and a cash payment of $70,000 for the purchase of his vested stock options. In addition, Dr. Sohn agreed to serve as a consultant to Hanmi Bank.
     In return for his consulting services, Dr. Sohn will be paid $6,000 per month during 2008 and 2009.

Review, Approval or Ratification of Transactions With Related Persons
     Hanmi Financial has adopted a Related Person Transaction Policy (“Policy”). The Policy provides that executive officers, Directors, five-percent (5%) stockholders, and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, must notify Hanmi Financial’s Corporate Secretary before entering into transactions or other arrangements with Hanmi Financial or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System) if the amount exceeds $25,000. Hanmi Financial’s Corporate Secretary will determine whether, under the guidelines in the Policy, the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi Financial’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction, the benefits to Hanmi Financial of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. The Policy also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review under the Policy. During 2008, neither Hanmi Financial nor any of its affiliates entered into any related party transactions that required review, approval, or ratification under the Policy.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The following table sets forth information regarding the aggregate fees billed for professional services rendered by KPMG for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees (1)	$575,000	$767,000
Audit-Related Fees (2)	28,996	—
Tax Fees (3)	65,000	60,000
All Other Fees	—	—

	$668,996	$827,000

(1)	Includes fees billed for the integrated audit of Hanmi Financial’s annual financial statements and internal control over financial reporting, for the reviews of the financial statements included in Hanmi Financial’s Quarterly Reports on Form 10-Q, and for compliance with the Federal Deposit Insurance Corporation Improvement Act.

(2)	Includes fees billed for professional services rendered in connection with reviews of registration statements.

(3)	Includes fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.
     There were no other fees billed by KPMG for advice or services rendered to Hanmi Financial other than as described above.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.
     The Audit Committee may delegate pre-approval authority to one or more of its members. In 2008, the Audit Committee Chairman was permitted to approve fees up to $25,000 with the requirement that any pre-approval decisions be reported to the Audit Committee at its next scheduled meeting.
     The only non-audit service provided by the independent auditors was the preparation of Hanmi Financial’s income tax return, which was 9.7 percent and 7.3 percent of the aggregate fees billed by KPMG for the fiscal years ended December 31, 2008 and 2007, respectively. The Audit Committee pre-approved this work and the related fees.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi Financial’s common stock, by (i) individuals or entities known to Hanmi Financial to own more than five percent (5%) of the outstanding shares of Hanmi Financial’s common stock, (ii) each Director and nominee for election, (iii) the Named Executive Officers, and (iv) all Directors and executive officers of Hanmi Financial as a group. The information contained herein has been obtained from Hanmi Financial’s records and from information furnished to Hanmi Financial by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi Financial’s common stock.
     The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a Director, Director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi Financial’s address. The following information is as of March 14, 2009.

COMMON STOCK BENEFICIALLY OWNED
		Number	Percent of
		of	Shares
Name and Address of Beneficial Owner		Shares	Outstanding
Barclays Global Investors	(1)	3,077,535	6.70%
Joseph K. Rho, Chairman of the Board	(2) (3)	1,610,838	3.51%
Joon Hyung Lee, Director	(4)	1,193,677	2.60%
I Joon Ahn, Director	(2) (3)	1,193,526	2.60%
Paul Seon-Hong Kim, Director		111,862	0.24%
Brian E. Cho, Executive Vice President and Chief Financial Officer	(5) (6)	11,000	0.02%
John Park, Executive Vice President and Chief Credit Officer	(7)	5,000	0.01%
John A. Hall, Director		1,000	—
Jay S. Yoo, President and Chief Executive Officer		—	—
Chung Hook Youk, Former President and Chief Executive Officer		—	—

All Directors and Executive Officers as a Group (9 in Number)		4,126,903	8.97%

(1)	Based on a Schedule 13G filed on February 5, 2009 with the SEC under the Securities Exchange Act of 1934, as amended, by Barclays Global Investors, N.A. and related entities (collectively, “Barclays”). The address of Barclays is 400 Howard Street, San Francisco, California 94105.

(2)	Shares beneficial ownership with his spouse.

(3)	Includes 16,000 shares issuable upon exercise of options issued under the 2000 Plan.

(4)	Includes 52,624 shares issuable upon exercise of options issued under the 2000 Plan.

(5)	Includes 6,000 shares issuable upon exercise of options issued under the 2007 Plan.

(6)	Includes 4,000 shares of restricted stock awarded under the 2007 Plan.

(7)	Includes 5,000 shares of restricted stock awarded under the 2007 Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Exchange Act, Hanmi Financial’s Directors, executive officers, and any persons holding ten percent (10%) or more of Hanmi Financial’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Hanmi Financial with copies of such reports. Specific due dates for these reports have been established, and Hanmi Financial is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2008, Hanmi Financial believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

OTHER MATTERS
     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the Proxy intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, or in the absence of a recommendation, in accordance with their judgment.
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
     Any stockholder proposal intended to be included in Hanmi Financial’s Proxy Statement for the 2010 Annual Meeting must be received by Hanmi Financial for inclusion in the Proxy Statement and form of proxy for that Annual Meeting by no later than December 29, 2009. Pursuant to Hanmi Financial’s Bylaws, any other stockholder proposal to be presented at any annual meeting must be received by Hanmi Financial’s Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2009 Annual Meeting (May 27, 2009). However, in the event that the annual meeting is called for on a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper form, the stockholder’s notice must contain such information as is required by Hanmi Financial’s Bylaws and applicable law.
     For any stockholder proposal that is not submitted for inclusion in next year’s Proxy Statement and is instead sought to be presented directly at next year’s Annual Meeting, SEC rules permit management to vote proxies in its discretion if Hanmi Financial (i) does not receive notice of the stockholder proposal prior to the close of business on March 15, 2010 or (ii) receives notice of the proposal before the close of business on March 15, 2010, and advises stockholders in the Proxy Statement about the nature of the matter and how management intends to vote.
     In addition to any other applicable requirements, for a nomination of a Director to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to Hanmi Financial’s Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of Hanmi Financial (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the 2009 Annual Meeting (May 27, 2009). However, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth such information as is required by Hanmi Financial’s Bylaws and applicable law.

AVAILABILITY OF FORM 10-K
     Hanmi Financial’s Annual Report for 2008 is included in the mailing with this Proxy Statement. Hanmi Financial will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of Hanmi Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC. Such requests should be addressed to: Stephanie Yoon, Investor Relations Manager, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. The Annual Report on Form 10-K includes a list of exhibits. If you wish to receive copies of the exhibits, Hanmi Financial will send them to you. Expenses for copying and mailing the copies of the exhibits will be your responsibility. In addition, the SEC maintains an Internet site at www.sec.gov that contains information Hanmi Financial files with them.

By Order of the Board of Directors,
/s/ Joseph K. Rho
Joseph K. Rho
Chairman of the Board

PROXY
HANMI FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS — MAY 27, 2009
          The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Joon Hyung Lee and Judith Kim, the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation that the undersigned is entitled to vote at the Annual Meeting of Hanmi Financial Corporation to be held at the Wilshire Plaza Hotel, located at 3515 Wilshire Boulevard, Los Angeles, California, on Wednesday, May 27, 2009, beginning at 10:30 a.m., Pacific Standard Time, and at any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” PROPOSALS 1, 2 AND 3. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

▼ DETACH PROXY CARD HERE ▼
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2009
          This Proxy Statement for the Annual Meeting and Hanmi Financial’s Annual Report for 2008 are available on Hanmi Financial Corporation’s website at www.hanmi.com by clicking on Investor Relations, then Corporate Governance, and then 2009 Proxy Information.

The Board of Directors recommends a vote “FOR” all nominees.
1.	ELECTION OF DIRECTORS – To elect the following two nominees to serve as Directors of Hanmi Financial Corporation, each for a term of three years; provided that, if the Board of Directors’ Declassification Proposal is approved (Proposal No. 2), for terms expiring at the 2010 Annual Meeting of Stockholders, and in either case, to serve until their successors are elected and qualified.

Director Nominee:	I Joon Ahn	☐	For	☐	Withhold Authority to Vote

Director Nominee:	Joon Hyung Lee	☐	For	☐	Withhold Authority to Vote

Director Nominee:	Joseph K. Rho	☐	For	☐	Withhold Authority to Vote

The Board of Directors recommends a vote “FOR” Proposal No. 2.
2.	BOARD OF DIRECTORS’ DECLASSIFICATION PROPOSAL – To approve the proposal to amend Hanmi Financial Corporation’s Certificate of Incorporation to eliminate the provisions for the classification of Hanmi Financial Corporation’s Board of Directors and thereby provide that each person elected as a Director at the Annual Meeting and subsequent annual meetings will be elected to a term of one year and serve until their successors are elected and qualified.

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote “FOR” Proposal No. 3.
3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – To ratify the appointment of KPMG LLP as Hanmi Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ For	☐ Against	☐ Abstain

4.	OTHER BUSINESS – To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting.

☒	Please mark votes as in this example.	I (We) do ☐ do not ☐ expect to attend the Annual Meeting.

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☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:	Please sign and date below.

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Dated:

Signature of Stockholder

Signature of Stockholder

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)
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You must detach this portion of the Proxy Card before returning it in the enclosed envelope.